UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act 1934

Date of Report (Date of earliest event reported)

November 14, 2014

The Estée Lauder Companies Inc.

(Exact name of registrant as specified in its charter)

Delaware	1-14064	11-2408943
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

767 Fifth Avenue, New York, New York	10153
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code

212-572-4200

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.  Submission of Matters to a Vote of Security Holders.

The Company held its Annual Meeting of Stockholders on November 14, 2014. At that meeting, there were 193,711,542 shares of Class A Common Stock and 148,196,137 shares of Class B Common Stock present in person or by proxy and entitled to vote. The combined voting power of the shares was 1,675,672,912  votes, because each share of Class A Common Stock is entitled to one vote per share and each share of Class B Common Stock is entitled to ten votes per share. The matters voted upon and the results of the vote are set forth below.

Proposal One: Election of Directors.

Stockholders elected each of the following nominees as director to hold office until the 2017 Annual Meeting (i.e. as a Class III Director) and until his or her successor is elected and qualified.

Nominee	Votes For	Votes Withheld	Broker Non-Votes
Charlene Barshefsky	1,663,125,610	4,774,890	7,772,412

Wei Sun Christianson	1,665,227,631	2,672,869	7,772,412

Fabrizio Freda	1,663,606,301	4,294,199	7,772,412

Jane Lauder	1,657,249,373	10,651,127	7,772,412

Leonard A. Lauder	1,656,918,300	10,982,200	7,772,412

The continuing Class I Directors are Rose Marie Bravo, Paul J. Fribourg, Mellody Hobson, Irvine O. Hockaday, Jr., and Barry S. Sternlicht. The continuing Class II Directors are Aerin Lauder, William P. Lauder, Richard D. Parsons, Lynn Forester de Rothschild, and Richard F. Zannino.

Proposal Two: Ratification of Appointment of Independent Auditors.

Stockholders approved the ratification of the appointment of KPMG LLP as the Company’s independent auditors for the fiscal year ending June 30, 2015.

Votes For	Votes Against	Abstentions	Broker Non-Votes
1,672,465,627	2,452,546	754,739	0

Proposal Three: Advisory Vote on Executive Compensation.

Stockholders approved a resolution approving, on an advisory basis, the compensation paid to the Company’s named executive officers.

Votes For	Votes Against	Abstentions	Broker Non-Votes
1,661,448,979	5,372,862	1,078,659	7,772,412

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE ESTÉE LAUDER COMPANIES INC.

	By:	/s/ Spencer G. Smul
Date: November 18, 2014		Spencer G. Smul
Senior Vice President
Deputy General Counsel and Secretary